Exhibit 99.1

FOR RELEASE

Globalscape, Inc. Announces Quarterly Cash Dividend of $0.015 Per Share of Common Stock for First Quarter 2018

Dividend payable in March 2018

SAN ANTONIO – February 23, 2018 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, announced today that its Board of Directors has declared a quarterly cash dividend of $0.015 per share of common stock.

The dividend is payable on March, 23, 2018, to shareholders of record at the close of business at 5:00 p.m. Eastern Time on March 9, 2018.

 “The Board of Directors’ declaration of this cash dividend demonstrates their continued confidence in the direction and future of Globalscape’s business, and our ability to generate strong cash flow,” said Matt Goulet, Globalscape President and CEO. “We are committed to maintaining our financial strength to deliver on growth opportunities that generate increased shareholder value and provide excellent long-term returns.”

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About Globalscape
Globalscape, Inc. (NYSE MKT: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud.  Globalscape provides cloud services that automate your work, secure your data and integrate your applications – while giving visibility to those who need it. Globalscape makes business flow brilliantly.  For more information, visit http://www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

Investor Relations Contact
Matt Glover or Najim Mostamand
Phone Number: (210) 801-8489
 Email: ir@globalscape.com

Globalscape Press Contact
Emily Eldridge
SHIFT Communications
(512) 792-2544
globalscape@shiftcomm.com